SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                NCRIC Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                             52-2134774
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         1115 30th Street, N.W.
         Washington, D.C.                                      20007
(Address of Principal Executive Offices)                     (Zip Code)

 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  | |                                 box.  |X|

         Securities Act registration statement file number to which this form relates: 333-104023

         Securities to be registered pursuant to Section 12(b) of the Act:

             None                                          N/A
        (Title of Class)                   (Name of Each Exchange on Which
                                            Each Class is to be Registered)

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of NCRIC Group Following the Conversion," "Our Dividend Policy" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-104023), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of NCRIC Group" in the Registrant's Prospectus.

Item 2.  Exhibits.

1.       Registration  Statement on Form S-1  (Registration  Number  333-104023)
         dated  March  25,  2003,   as  amended  on  May  12,  2003,  is  hereby
         incorporated by reference.

2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on March 25, 2003, as amended May 12, 2003).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 25, 2003, as amended on May 12,
         2003).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 as filed on March 25, 2003, as amended on May 12, 2003).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           NCRIC GROUP, INC.



Date:    June 18, 2003                  By: /s/  R. Ray Pate, Jr.
                                           -------------------------------------
                                           R. Ray Pate, Jr.
                                           President and Chief Executive Officer